Exhibit 10.14

HELIX TCS, INC.

5300 DTC Parkway, STE 220

Greenwood Village, CO 80111

TERM SHEET AND SUMMARY OF THE OFFERING

(for Accredited Investors Only)

$___________ of Convertible Unsecured Promissory Notes

The following summary of Terms is intended for quick reference only and is not intended to be complete. This Term Sheet describes in more detail aspects of the investment that are material to prospective investors in our company. They must be read in their entirety by prospective investors.

Statements contained in this Term Sheet as to the content of any other agreement or document are not necessarily complete, and each such statement is deemed to be qualified in all respects by the provisions of those agreements and documents, copies of which are available for examination by prospective investors upon request.

Issuer:	Helix TCS, Inc. is a Delaware corporation, with our principal office at 5300 DTC Parkway, STE 220, Greenwood Village, CO 80111. Unless the context otherwise requires, all references to “we,” “us,” “our company,” “Helix TCS” or “Company” refer collectively to Helix TCS, Inc.

Business:	Helix TCS is involved in building and providing security, logistics, and information exchange platforms in the cannabis industry space. The Company seeks to expand its operations with the funds raised herein.

Securities Offered:	We are offering $_________ in Unsecured Convertible Promissory Notes, convertible in increments to shares of common stock, at a 20% discount to the five day average closing price at time of conversion. The Notes will have a minimum conversion price of $.20 The notes bear interest @ 7% per annum due date December 31, 2017.

No Minimum Offering:	There is no minimum amount of the Offering. We may immediately begin to utilize proceeds upon receipt of any subscriptions.

Maximum Offering:	$___________ consisting of Unsecured Convertible Promissory Notes.

Payment for Subscriptions:	Subscriptions for Notes in the Offering must be accompanied by payment in full of the subscription amount. Payment may be in the form of a check or wire transfer.

Term Sheet (Helix TCS)	1

Use of Proceeds:	We intend to use the proceeds of the Offering toward expanding operations, research and product development in the cannabis information related products business, general and administrative, and working capital expenses over the next six months.

Future Capital Raises:	We anticipate that we will require substantial additional capital in excess of the maximum amount of this Offering in order to continue to pursue our business plan successfully.

Trading Status:	Our Notes are not publicly traded in any venue, nor quoted, but our common stock is trading on the OTC Pink Sheets under the symbol "HLIX".

Securities Law Restrictions On Transfer of Securities Acquired:	The notes, and underlying common stock if converted, are restricted securities under the U.S. federal and state securities laws. They may not be sold, transferred, hypothecated or otherwise disposed of in the absence of an effective registration statement or an exemption from registration acceptable to the Company.

Liquidity:	Investors in this Offering may not be able to sell the notes, as there is no market for the notes, or any converted shares of our common stock may be sold in the open market. There is a limited trading market on the Pink Sheets for our common stock, quoted as "HLIX".

Interest Rate:	The Notes shall bear interest @ 7% per annum payable annually in cash

Debt currently outstanding:	$100,000, except current payables

Conversion Rights into shares of Common Stock at a 20% discount to market on the notice of conversion date:	The Convertible Promissory Noted are convertible into Common Stock of the Company. The conversion rights shall be adjusted in the event of any merger, consolidation, reorganization recapitalization, reverse, or forward split under the terms hereof.

Term Sheet (Helix TCS)	2

Elective Conversion: The principal balance of the Note shall be convertible at the election of the Holder of Note, in whole or in part, at any time and from time to time, upon written notice, into the Company’s common stock at a 20% discount to the average closing price for the previous 5 trading days, subject to a minimum conversion price of $.20 per share.

Mandatory Conversion: The principal balance of the Note shall also automatically convert into shares of Common Stock upon the completion of the following event (the “Conversion Event”):

(a) the Company shall have an effective S-1 registration with the Securities and Exchange Commission (“SEC”).

Upon the occurrence of the Conversion Event, the Note shall automatically convert, without further notice to or action by any person, into an equivalent number of shares of the Company’s common stock at a 20% discount to the average market closing price for the previous 5 trading days preceding the effective date of the S-1 registration. The date of conversion of the Note shall be the date on which the mandatory conversion event above has been accomplished.

A Mandatory Conversion shall take not take place unless the underlying shares of common stock of the Company are covered by an effective registration statement filed by the Company with the SEC, or are exempt from registration under the Act.

The accrued interest of the Convertible Promissory Note may be converted into the Company’s Common Stock at noteholder option, if registered common shares are available.

Redemption

If, on the 2nd Anniversary of each holder's Closing Date (as defined below), any of their Notes have not been converted into common stock, then the Company shall redeem the Note in one of two methods, as elected by the Holder of such Note in their sole discretion:

1. The Company shall redeem the Note by paying Holder the cash amount of $2.00 per every one dollar of unconverted Note held, plus any accrued and unpaid dividends.

Term Sheet (Helix TCS)	3

In the event that the Company is unable to effect such cash redemption as elected by a Holder, then the Company shall issue to the Note Holder (“Holder”) on the date of redemption a senior secured note obligating the Company to pay the redemption amount to Holder on terms not to exceed twelve (12) months at an interest rate of fourteen percent (14%) per annum.

or

2. The Company shall issue shares of common stock (which must be covered by an effective registration statement filed by the Company with the SEC) to the Holder. The number of shares of common stock for each dollar of unconverted Note shall be calculated as follows:

(a) If the average quoted closing bid price, if any, for the preceding 10 trading days with an average trading volume of at least $20,000 a day is $1.00 or more, then the Company shall issue 2 shares of common stock for each $1.00 of unpaid Note principal.

In the event of this election, any accrued and unpaid dividends shall be paid in cash by the Company without any 2x liquidation provisions just simple interest accrued but also may be paid in common shares under Rule 144 provisions.

The Company shall notify Holder of the Redemption Date at least 90 days prior to the Redemption Date. The Holder shall make such election at least 30 days prior to the Redemption Date. If the Holder fails to make any election, then the Company may make such election at the Company’s discretion.

Mandatory Redemption in Event of Sale:

In the event of a sale of all of the capital stock of the Company after its pending merger, or substantially all of the assets of the Company, the Company shall redeem any unconverted Note principal on the closing date of the sale at a rate of $1.50 per dollar of unpaid principal in cash (or the equivalent in securities, as referenced below), plus payment in cash or shares of any accrued and unpaid dividends. However, if the sale price (or participation in the sale) for the fully diluted common stock of the Company is more than $1.00 per share of common stock, then any unconverted Note balance shall convert at a 2:1 ratio into common stock immediately prior to the closing of the sale for a 2x Liquidation Preference for each Note Holder.

Term Sheet (Helix TCS)	4

If the sale price is a combination of cash and securities of the purchaser, then the Holders of Note shall be paid as if converted @ $1.00 in the same ratio of cash to securities as the other Holders of common stock for a 2x Liquidation Preference. If the securities of the purchaser are subject to any restriction (i.e. unregistered or lock-up), the sale transaction shall be subject to a shareholder vote, with Note Holder having a vote equal to the number of shares of common as if converted at $1.00 for a 2x Liquidation Preference.

Assets:	Security service business and contracts.

Risk Factors:	This Offering and the contemplated investment involve significant risks, including our lack of operating history and the risk that we will not be successful in obtaining sufficient funding to pursue our business plan or begin revenues to be able to provide an adequate return to investors. This should be considered a high risk, as a startup company.

Sale and Private Placement of Securities:	This Offering will be made in reliance upon the Rule 506 of Regulation D exemption from the registration requirements of federal and state securities laws. This Offering will terminate upon the earlier to occur of (i) May 31, 2016 or such other date as the Company in its sole discretion may select, or (ii) receipt and acceptance by the Company of subscriptions for the sale of all the notes offered in this Offering (the “Closing Date”). All subscriptions must satisfy the requirements set forth in the Subscription Agreement enclosed with this Memorandum.

Investor Suitability:	The notes are being offered to a limited number of prospective investors who are “accredited investors” (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to a private placement being made in reliance upon two or more exemptions from the registration requirements of federal and state securities laws and will not be registered under federal securities laws or under the securities laws of any state. Neither the SEC nor the regulatory authority of any state has endorsed the merits of this Offering or passed upon the accuracy or adequacy of this Memorandum. Each purchaser will be required in connection with the purchase of the notes to make representations confirming that the purchaser is eligible as a prospective investor and that the purchaser is purchasing the securities for the purchaser’s own account and not with a view to resale or distribution of the securities.

No Registration Rights:	This Company will not register any promissory notes, or shares, of Common Stock in connection with this Offering. All Notes and Shares will be subject to the Securities Act of 1933 and Rule 144.

Capital Structure:	The Company has 200,000,000 common shares and 20,000,000 Preferred authorized and 25,873,211 common shares issued and outstanding as of the date hereof. Approximately 86% of such outstanding shares are owned by our management and principal shareholder, and which owns 1,000,000 shares of Class A Preferred Super Majority Voting, convertible to 60% of common shares at all times.

Term Sheet (Helix TCS)	5

ACCREDITED INVESTOR

SUBSCRIPTION AGREEMENT AND REPRESENTATIONS

Helix TCS, Inc.

Gentlemen:

I, the undersigned, understand that Helix TCS Inc., a Delaware Corporation (the “Company”) is offering an Unsecured Convertible Promissory Note ("Note", or "Notes"), convertible to common shares at time of conversion as set forth in the form of the Note (“Common Share”) (“the Securities”).

I hereby offer to purchase a Unsecured Convertible Promissory Note in the amount of $________ and upon acceptance by you, agree to become a Note holder of the Company and to contribute to the Company as set forth herein. In order to induce the Company to accept my offer, I advise you as follows:

(1) Receipt of copies of the Term Sheet and such other documents as I have requested. I hereby acknowledge that I have received the Term Sheet and Business Plan documents (as may be supplemented from time to time) relating to the Company.

(2) Availability of Information. I hereby acknowledge that the Company has made available to me the opportunity to ask questions of, and receive answers from the Company and any other person or entity acting on its behalf, concerning the contents of the Term Sheet and Business Plan and the information contained in the corporate documents and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company and any other person or entity acting on its behalf.

(3) Representations and Warranties. I represent and warrant to the Company (and understand that it is relying upon the accuracy and completeness of such representations and warranties in connection with the availability of an exemption for the offer and sale of the securities from the registration requirements of applicable federal and state securities laws) that:

(A) RESTRICTED SECURITIES.

(1) I understand that the notes, shares, and warrants (collectively "the Securities") have not been registered under the Securities Act of 1933, as amended (The Act), or any state securities laws.

(2) I understand that if my subscription offer is accepted and the Securities are sold to me, I cannot sell or otherwise dispose of the Securities unless the securities are registered under the Act or the state securities laws or exemptions therefrom are available (and consequently, that I must bear the economic risk of the investment for an indefinite period of time):

(3) I understand that the Company has no obligation now or at any time to register the Securities under the Act or the State securities laws or obtain exemptions therefrom.

(4) I understand that the Company will restrict the transfer of the Securities in accordance with the foregoing representations.

(B) LEGEND.

I agree that any certificate representing the Securities will contain and be endorsed with the following, or a substantially equivalent, LEGEND:

“This security has been acquired pursuant to an investment representation by the holder and shall not be sold, pledged, hypothecated or donated, or otherwise transferred except upon the issuance to Company of a favorable opinion by its counsel and the submission to the Company of other evidence satisfactory to and as required by counsel to the Company; that any such transfer will not violate the Securities Act of 1933, as amended, and applicable state securities laws.

Term Sheet (Helix TCS)	6

(C) AGE: CITIZENSHIP.

I am at least twenty-two years old and a citizen of ____________________.

(D) ACCURACY OF INFORMATION.

All information which I have provided to the Company concerning my financial position and knowledge of financial and business matters is correct and complete as of the date set forth at the end hereof, and if there should be any material change in such information prior to acceptance of this subscription offer by the Company, I will immediately provide the Company with such information.

(5) OFFERING ACCEPTANCE PROCEDURE.

I understand that this subscription offer is subject to each of the following terms and conditions:

(a) The Company may reject this subscription offer for any reason, and this subscription offer shall become binding upon the Company only when accepted, in writing, by the Company.

(b) This subscription offer may not be withdrawn by me.

(6) SUITABILITY. I hereby warrant and represent:

(a) That I can afford a complete loss of the investment and can afford to hold the securities being purchased hereunder for an indefinite period of time;

(b) That I consider this investment a suitable investment and;

(c) That I have had prior experience in financial matters and investments.

(7) RESTRICTIONS.

This subscription is personal to the investor whose name and address appear below. It may not be sold, transferred, assigned or otherwise disposed of to any other person, natural or artificial.

(8) CONDITIONS.

This subscription shall become binding upon the Company and me only when accepted, in writing, by the issuer.

(9) REPRESENTATIONS.

(a) I have been furnished and have carefully read the Company Private Placement Memorandum (“PPM”) attached as exhibits thereto, including the Subscription Agreement. I am aware that:

(1) There are substantial risks incident to the ownership of Securities in the Company, and such investment is speculative and involves a high degree of risk of loss by me of my entire investment in the Company;

(2) No federal or state agency has passed upon the Securities or made any finding or determination concerning the fairness of this investment;

Term Sheet (Helix TCS)	7

(b) I acknowledge that I have been advised to consult my own attorney concerning the investment.

(c) I acknowledge that the investment in the Company is an illiquid investment. In particular, I recognize that:

(1) Due to restrictions described below, the lack of any market existing or to exist for these Securities, in the event I should attempt to sell my securities in the Company, my investment will be highly illiquid and, probably must be held indefinitely.

(2) I must bear the economic risk of investment in the Securities for an indefinite period of time, since the Securities have not been registered under the Securities Act of 1933, as amended. Therefore, the Securities cannot be offered, sold, transferred, pledged, or hypothecated to any person unless either they are subsequently registered under said Act or an exemption from such registration is available and the favorable opinion of counsel for the Company to that effect is obtained, which is not anticipated.

(3) My right to transfer my Securities will also be restricted as provided in this Subscription Agreement.

(d) I represent and warrant to the Company that:

(1) I have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of Securities, including the risks set forth in this Agreement.

(2) I and my investment advisors, if any, have been furnished all materials relating to the Company and its proposed activities, the offering of Securities, or anything set forth in the Tern Sheet and Business Plan, which they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the documents;

(3) The Company has answered all inquiries that I and my investment advisors, if any, have put to it concerning the Company and its proposed activities and the offering and sale of the Securities;

(4) Neither I nor my investment advisors, if any, have been furnished any offering literature other than the Term Sheet and SEC filings and I and my investment advisors, if any, have relied only on the information contained in such filings and the information, as described in subparagraphs (b) and (c) above, furnished or made available to them by the Company;

(5) I am acquiring the shares for which I hereby subscribe for my own account, as principal, for investment purposes only and not with a view to the resale or distribution of all or any part of such Securities, and that I have no present intention, agreement or arrangement to divide my participation with others or to resell, transfer or otherwise dispose of all or any part of the Securities subscribed for unless and until I determine, at some future date, that changed circumstances, not in contemplation at the time of this purchase, makes such disposition advisable;

(6) I, the undersigned, if on behalf of a corporation, partnership, trust, or other form of business entity, affirm that: it is authorized and otherwise duly qualified to purchase and hold Securities in the Company; recognize that the information under the caption as set forth in (a) above related to investments by an individual and does not address the federal income tax consequences of an investment by any of the aforementioned entities and have obtained such additional tax advice that I have deemed necessary; such entity has its principal place of business as set forth below; and such entity has not been formed for the specific purpose of acquiring Securities in the Company.

(7) I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in this investment; and

Term Sheet (Helix TCS)	8

(e) I hereby adopt, accept, and agree to be bound by all the terms and conditions of this Agreement, and by all of the terms and conditions of the Articles of Incorporation, and amendments thereto, and By-Laws. Upon acceptance of this Subscription Agreement by the Company, I shall become a shareholder and warrant holder for all purposes, and the securities subscribed shall be issued.

(f) The Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns of mine.

(g) I hereby represent and warrant that:

(1) I have either a net worth (exclusive of home, home furnishings, and automobiles) of at least ten times the amount of the investment. If a corporation, it is on a consolidated basis according to its most recent financial statement, within the above standards, and if a partnership, each partner is within the above standards.

(h) I further hereby represent that either:

(1) I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company and proposed activities thereof, the risks and merits of investment in the Shares and of making an informed investment decision thereon, and am not utilizing a purchaser representative in connection with evaluating such risks and merits; or

(2) I and the persons listed in (3) below (not affiliated with the Company) together have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investment in the shares and make an informed decision.

(Note: If (1) is correct, cross out (2). If (2) is appropriate (1) and, if (3) below, list, and indicate professional or business relationship to the undersigned relied upon, or with whom the undersigned consulted, in evaluating the merits and risks investment in the shares. If such person is serving as a Purchaser Representative of me, have such individual(s) complete a Purchaser Representative Affidavit obtained from the Company.

(3) In evaluating the merits and risks of investment in the Shares, I have relied upon the advice of, or consulted with, only the following persons (not affiliated with the Company):

(1) ___________________________________________

Name

___________________________________________

Relationship

(2) ___________________________________________

Name

___________________________________________

Relationship

(i) I have/have not previously invested in private placement securities (such as stock, equipment leasing, mineral, oil and gas, or cattle feeding syndications). (CROSS OUT INCORRECT ANSWER.)

(j) I further represent and warrant:

(1) That I hereby agree to indemnify the Company and hold the Company harmless from and against any and all liability, damage, cost, or expense incurred on account of or arising out of:

(A) Any inaccuracy in my declarations, representations, and warranties hereinabove set forth;

Term Sheet (Helix TCS)	9

(B) The disposition of any of the Securities which I will receive, contrary to my foregoing declarations, representations, and warranties; and

(C) Any action, suit or proceeding based upon (1) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (2) the disposition of any of the Securities or any part thereof.

(k) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, except as to the manner in which the subscriber elects to take title to Securities in the Company which shall be construed in accordance with the State of his principal residence.

(l) Upon request of the Company, I shall provide a sworn and signed copy of my current financial statement.

(10) Subscription:

Dollar amount of notes subscribed for: $____________

Total consideration: $____________

Subscriber:

Name (please print) ________________________________

Social Security No. ________________________________

Address: ________________________________

(including Zip Code) ________________________________

Phone (___)___________________________

Nature of Business _______________________________

Net Worth $______________________________

Liquid Assets $______________________________

(11) Accredited Investor. I represent that I am an “Accredited Investor” or an Officer of an “Accredited Investor” as defined below:

Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes come within any of the following categories, at the time of the sale of the securities to that person.

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

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(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000; excluding the market value of primary residence and debt thereon, except in the event the debt exceeds such primary residence value, such shall be deducted from net worth.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

(9) An entity or person defined under SEC CFR §2330.001 and California Corporations Code §25102(n) (by inclusion).

(12) TITLE:

I will hold title to my note as follows:

{  } Community Property

{  } Joint Tenants with Right Survivorship

{  } Tenants in Common

{  } Individually

{  } Other: (Corporation, Trust, Etc., please indicate)

(Note: Subscribers should seek the advice of their attorneys in deciding in which of the above forms they should take ownership of the Note, since different forms of ownership can have varying gift tax and other consequences, depending on the state of the investor’s domicile and their particular personal circumstances. For example, in community property states, if community property assets are used to purchase shares held in individual ownership, this might have adverse gift tax consequences. IF OWNERSHIP IS BEING TAKEN IN JOINT NAME WITH A SPOUSE OR ANY OTHER PERSON, THEN ALL SUBSCRIPTION DOCUMENTS MUST BE EXECUTED BY ALL SUCH PERSONS.)

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IN WITNESS WHEREOF, subject to acceptance by the Company, I have completed this Subscription Agreement to evidence my Subscription as set forth hereinabove, and I submit herewith a wire transfer/check in the amount of $__________________ for an Unsecured Convertible Promissory Note of Helix TCS, Inc., this ____day of ______________, 2015.

___________________________________	___________________________________
Subscriber	Subscriber

Mailing Address:

____________________________________

THIS SUBSCRIPTION OFFER IS ACCEPTED THIS ______ DAY OF _________________________, 20____.

HELIX TCS, INC.

By:

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FORM OF CONVERTIBLE PROMISSORY NOTE

NEITHER THIS SECURED COMMERCIAL PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK UNDERLYING THIS SECURED COMMERCIAL PROMISSORY NOTE WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAW; OR (ii) SUCH REGISTRATION.

UNSECURED

CONVERTIBLE PROMISSORY NOTE

HELIX TCS, INC.

$__________ (the “Principal Amount")	__________, 2016

FOR VALUE RECEIVED, Helix TCS, Inc. a Delaware corporation (the “Company”), promises to pay to ________________________, an individual (the “Holder”), the Principal Amount, together with interest at the annual rate of 7%, under the terms and provisions as set forth below.

This Convertible Promissory Note (this “Note”) is issued by the Company pursuant to a certain Subscription Agreement by and between the Company and the Holder (the “Subscription Agreement”).

The following is a statement of the rights and obligations of the Holder and the Company under this Note, and the conditions to which this Note is subject, to which the Company, by the execution and delivery hereof, and the Holder, by the acceptance of this Note, agree:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1       “Additional Securities” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.6.1 below, deemed to be issued) by the Company after the Note Issuance Date, other than Exempted Securities.

1.2       “Company Sale” shall mean (a) a merger or consolidation of the Company with or into any other Company or other business entity (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the Voting Securities of the surviving Company); (b) a sale, lease, exchange, exclusive license or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s assets; or (c) the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company’s Voting Securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, fifty percent (50%) or more of the combined voting power of the Voting Securities of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the Voting Securities outstanding increases the proportionate voting power represented by the Voting Securities owned by any such person or group of persons to fifty percent (50%) or more of the combined voting power of such Voting Securities. This provision shall not be effective until after January 31, 2016, to allow pending transaction to close.

1.3       “Common Stock” shall mean the Company’s Common Stock,

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1.4       “Conversion Amount” shall mean (a) that part of the outstanding Principal Amount of this Note which the Holder elects to convert to common shares in the Company @ a 20% discount to the average market closing price for the five trading days preceding the date of conversion election, or under the terms of the mandatory conversion set forth hereinafter (in increments of $1,000.00 up to the entire outstanding Principal Amount) and, if an election is so made pursuant to Section 4.1 herein, (b) all accrued and unpaid interest.

1.5       “Conversion Date” shall mean any date on which the Conversion Amount shall be converted into Conversion Shares.

1.6       “Conversion Price” shall mean a conversion to common stock, at a discount of 20% from the average market closing price for the common stock for the five days preceding the conversion election, or under the terms of mandatory conversion as hereinafter set forth, subject to adjustment as set forth in Subsection 4.6 herein.

1.7       “Convertible Securities” shall mean any evidences of indebtedness, shares, or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

1.8       “Conversion Shares” means the shares of the capital stock of the Company, which may be received upon conversion of this Note pursuant to conversion under Section 4.1 herein.

1.9       “Exempted Securities” shall mean, collectively, (a) the following shares of Common Stock and (b) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

shares of Common Stock, Options, or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.6.8, 4.6.9 or 4.6.10; or

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

1.10       “Note Issuance Date” shall mean the date of the issuance of the Note.

1.11       “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

1.12       “Transaction Agreements” shall mean the Subscription Agreement, and the documents executed and delivered in connection with the Subscription Agreement.

1.13       “Voting Securities” shall mean the outstanding capital stock having the right to vote in an election of the Board of Directors.

2. Payments.

2.1       Maturity Date. Unless earlier converted pursuant to Section 4 below, or earlier paid pursuant to Section 5 below, the Principal Amount and all accrued interest on the Note shall become due and payable on December 31, 2017 (the “Maturity Date”) at the Holder’s address as set forth on the signature page hereto with no further notice being required by the Holder. Upon the payment in full of the Note, the Holder shall promptly surrender the Note to or as directed by the Company.

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2.2       Acceleration on Event of Default. Notwithstanding Section 2.1 hereof, the entire unpaid Principal Amount and accrued and unpaid interest on this Note and on all of the Notes shall be immediately due and payable upon an Event of Default (as defined in Section 6 hereof).

2.3       Interest. This Note shall bear interest at the rate of seven percent (7.0%) per annum, computed on a 365-day year basis, and shall accrue daily from the Note Issuance Date. Interest shall be due and payable to the Holder in annual installments, beginning on December 31, 2016, with a final installment of all unpaid principal and accrued and unpaid interest on the Maturity Date. Each payment shall be applied first to any fees, costs, or expenses of Holder, then to interest, and the balance to the Principal Amount. Any interest payments due to the Holder hereunder shall be paid without withholding of any taxes or relief.

2.4       Default Interest. Any amount, whether the Principal Amount, accrued interest, or fees and expenses, that is not paid when due (whether at the Maturity Date, by acceleration, or otherwise), shall bear interest daily from the date on which such Principal Amount, accrued interest, and/or fees and expenses is due until such Principal Amount, accrued interest, and all fees and expenses of this Note are paid in full, at the rate of twelve percent (12%) per annum.

3.       Security and Collateral. The payment obligations of the Company under this Note are NOT secured by any security interest in assets of the Company.

4.       Conversion.

4.1       Optional & Mandatory Conversion. The principal balance of this Convertible Promissory Note is convertible into Common Stock of the Company. The conversion rights shall be adjusted in the event of any merger, consolidation, reorganization recapitalization, reverse, or forward split under the terms hereof.

Elective Conversion: The principal balance of the Note shall be convertible at the election of the holder of Note, in whole or in part, at any time and from time to time, into the Company’s common stock at a 20% discount to the average market closing price for the previous 5 trading days, preceding the date that the notice of conversion is delivered to the Company in writing, subject to a minimum conversion price of $.20 per share.

The accrued interest of the Note may be converted into the Company’s Common Stock at noteholders option, if registered common shares are available.

In connection with an elective conversion pursuant to this Section 4.1, the Holder shall enter into customary stock purchase agreements and related investment documents that are mutually agreeable to the Holder and the Company. This note may be converted in increments of $1,000 This Note shall be cancelled effective upon the closing of full conversion and all rights with respect to payment of principal and interest under this Note shall immediately cease and terminate effective with such closing, except only the right of the Holder to receive shares, as applicable, in exchange for this cancelled Note.

Mandatory Conversion: The principal balance of the Note shall also automatically convert into shares of Common Stock upon the completion of the following event (the “Conversion Event”):

(a) if the Company applies for an Exchange listing and the Company shall have an effective S-1 registration with the Securities and Exchange Commission (“SEC”).

Term Sheet (Helix TCS)	15

(b) upon the occurrence of the Conversion Event, the Note shall automatically convert, without further notice to or action by any person, into an equivalent number of shares of the Company’s common stock at a 20% discount to the average market closing price for the previous 5 trading days preceding the effective date of the S-1 registration. The date of conversion of the Note shall be the date on which the mandatory conversion event above has been accomplished. (A Mandatory Conversion shall take not take place unless the underlying shares of common stock of the Company are covered by an effective registration statement filed by the Company with the SEC).

.

4.2       Mechanics of Conversion. As soon as practicable after a conversion of this Note pursuant to Section 4.1, the Company at its expense will cause to be issued in the name of and delivered to the Holder of this Note the Conversion shares to which the Holder shall be entitled on such conversion (bearing such legends as may be required by any agreements which may be entered into by the Holder in connection with such conversion and applicable state and federal securities laws). No fractional shares will be issued on conversion of this Note. If a fraction of a share would otherwise be issuable on conversion of this Note, the Company will in lieu of such issuance pay the cash value of that fractional share. The Company shall issue certificates evidencing the Conversion shares issuable upon a conversion when this Note is either delivered to the Company, duly endorsed, at the office of the Company, or the Holder notifies the Company that the Note has been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note. As soon as practicable after delivery of the Note, or delivery of an agreement and indemnification in the case of a lost Note, the Company shall issue and deliver to the Holder (a) certificates for the Conversion shares to which the Holders shall be entitled, and (b) an amount equal to the cash amounts payable as a result of any fractional share adjustment of such Conversion shares. The Holder shall be treated for all purposes as the record holder of such Conversion shares on the Conversion Date.

4.3       Obligation Absolute. The Company’s obligations to issue and deliver the Conversion shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion shares; Nothing herein shall limit the Holder’s right to pursue actual damages or declare an Event of Default under this Note, pursuant to Section 6 herein and the Holder shall have the right to pursue all remedies available to her at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4       Reservation of Shares Issuable Upon Conversion. The Company covenants that it shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of issuance upon conversion of the Note, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable, upon the conversion of the Conversion Amount of the Note. The Company covenants that all shares of Common Stock that shall be so issued upon conversion of this Note shall, upon such issue, be duly and validly authorized, issued and fully paid, and non-assessable.

4.5       Transfer Taxes. The issuance of certificates for Shares of the Common Stock and Warrants on conversion of the Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of the Note so converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. If Conversion shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

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4.6.       Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Note Issuance Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Conversion shares issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the date of this Note combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Conversion shares issuable on conversion of this Note shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.       Redemption. If, on the 2nd Anniversary the Note has not been converted into common stock, then the Company may redeem the Note in one of two methods, as elected by the Holder of such Note in their sole discretion:

(a) The Company shall redeem the Note by paying Holder the cash amount $2.00 per every one dollar of unconverted note held, plus any accrued and unpaid dividends.

In the event that the Company is unable to effect such cash redemption as elected by a Holder, then the Company shall issue to the Note Holder (“Holder”) on the date of redemption a senior secured note obligating the Company to pay the redemption amount to Holder on terms not to exceed twelve (12) months at an interest rate of fourteen percent (14%) per annum.

or

(b) If the Company is eligible for Exchange listing and has filed an Exchange Application, the Company shall issue shares of common stock (which must be covered by an effective registration statement filed by the Company with the SEC) to the Holder. The number of shares of common stock for each dollar of unconverted Note shall be calculated as follows:

(i) If the average quoted closing bid price, if any, for the preceding 10 trading days with an average trading volume of at least $20,000 a day is $1.00 or more, then the Company shall issue 2 shares of common stock for each $1.00 of unpaid Note principal.

(ii) If the fully diluted fair market value of the Common Stock (or average quoted closing bid price, if any, for the preceding 10 trading days with an average trading volume of at least $20,000 a day) is less than $1.00, then by dividing $1.00 by the value (or price) of the common stock by and issuing that number of shares equal to a 2X gain based on the closing bid price (i.e. if the price of the common stock is $0.50, then 4 shares of common stock would be issued; if $0.25, then 8 shares).

The Company shall notify Holder of the Redemption Date at least 90 days prior to the Redemption Date. The Holder shall make such election at least 30 days prior to the Redemption Date. If the Holder fails to make any election, then the Company may make such election at the Company’s discretion.

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In the event of a sale of all of the capital stock of the Company after a pending merger, or substantially all of the assets of the Company, the Company shall redeem any unconverted Note principal on the closing date of the sale at a rate of $1.50 per dollar of unpaid principal in cash (or the equivalent in securities, as referenced below), plus payment in cash or shares of any accrued and unpaid dividends. However, if the sale price (or participation in the sale) for the fully diluted common stock of the Company is more than $1.00 per share of common stock, then any unconverted Note balance shall convert at a 2:1 ratio into common stock immediately prior to the closing of the sale for a 2x Liquidation Preference for each Note Holder.

If the sale price is a combination of cash and securities of the purchaser, then the Holders of Note shall be paid as if converted @ $1.00 in the same ratio of cash to securities as the other Holders of common stock for a 2x Liquidation Preference. If the securities of the purchaser are subject to any restriction (i.e. unregistered or lock-up), the sale transaction shall be subject to a shareholder vote, with Note Holder having a vote equal to the number of shares of common as if converted at $1.00 for a 2x Liquidation Preference.

6.       Events of Default.

6.1       Event of Default. Wherever used herein, “Event of Default” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)       any default in the payment of (i) the principal amount of the Note, or (ii) any interest on the Note; or (iii) other fees owing on the Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of defaults under clause (iii) above, is not cured, within twenty (20) days;

(b)       the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within the earlier to occur of (i) thirty (30) days after notice of such default sent by the Holder and (ii) forty-five (45) days after the Company shall become or should have become aware of such failure;

(c)       (i) the Company shall commence a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or (ii) there is commenced a case against the Company, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto, which remains undismissed for a period of ninety (90) days; or (iii) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company suffers any appointment of any custodian, receiver, trustee, or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of ninety (90) days; or (v) the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(d)       the Company shall default (following the failure to cure as provided in any applicable agreement described in this Section 6.1(d)) in an amount exceeding $100,000 in any of its payment obligations under any credit agreement or other facility, indenture agreement, or other instrument under which may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, with the exception of mortgages collateralized by real estate and which such outstanding loan is less than 50% of the value of the collateral;

Term Sheet (Helix TCS)	18

(e)       The issuance of any order or decree enjoining or prohibiting the Company from performing under this Note or any of the Transaction Agreements, which order or decree is not vacated within fifteen (15) days after the granting thereof;

(f)       The occurrence of any event or condition, that with the giving of notice or passage of time, or both, could result in a material default by the Company under any other contract, loan, obligation or agreement of any kind to which the Company is a party that results in a material adverse effect against the Company;

(g)       The occurrence of any event or condition that Holder, in reasonable judgment, believes results in a material adverse effect against the Company.

6.2       Remedies Upon Event of Default. If any Event of Default occurs, the full Principal Amount of this Note, accrued interest, fees and expenses, together with other amounts owing pursuant hereto, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. Commencing twenty (20) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue daily at the rate of twelve percent (12%) per annum, and such interest shall be added to the Principal Amount monthly. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest, or other notice or demands of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

7.       Transfer Restrictions. The Holder shall not sell, transfer, convey, or assign the Note until: (a) it has first given written notice to the Company, describing briefly the manner of any such proposed transfer; and (b) (i) it has provided the Company, at the Holder’s sole expense, an opinion satisfactory to the Company both in substance and as to the counsel providing such opinion, that such transfer can be made without compliance with the registration requirements of the Securities Act, and applicable state securities laws, or (ii) a registration statement filed by the Company under the Securities Act and applicable state securities laws registering the sale of the Notes by the Holders is declared effective by the Securities and Exchange Commission and state securities commissions having jurisdiction (except, in each case, (y) a transfer of the Note directly to or in trust for the primary benefit of the Holder, the spouse of the Holder, and/or the issue of the Holder and/or her spouse, and (ii) in the event of the death of the Holder, a transfer of the Note from the name of the deceased Holder to the name of either the personal representative of the deceased Holder’s estate or the nominee of such personal representative and any subsequent transfer to the heirs or legatees of the deceased Holder).

8.       Currency; Payments. All references herein to “dollars” or “$” are to U.S. dollars, and all payments of principal of, and interest on, this Note shall be made in lawful money of the United States of America in immediately available funds. If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a Saturday or Sunday or legal holiday observed in the State of Delaware, such payments shall be due and payable on the immediately succeeding date which is not a Saturday or Sunday or legal holiday so observed.

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9.       Right of Prepayment. The Company may prepay the Principal Amount of this Note, in whole or in part, without penalty, and any partial prepayments shall be applied to installments under this Note in the reverse order of their stated maturities.

10.       Miscellaneous.

10.1       Time of Essence. Time is of the essence with respect to the Company’s duties and obligations under this Note.

10.2       Amendments and Waivers. No term of the Note may be amended or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Company and the Holder.

10.3       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid, or unenforceable provision of this Note with a legal, valid, and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such illegal, void, invalid or unenforceable provision.

10.4       Attorneys’ Fees and Costs. Each party shall bear its own expenses in connection with the issuance of this Note; provided, however, that if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to its attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled. As used in this Section, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

10.5       Entire Agreement. This Note, together with the Transaction Agreements delivered in connection herewith, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, and understandings (including any “term sheets” or similar documents).

10.6       Notices. Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows:

If to the Company:	Helix TCS, Inc.

If to the Holder:

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or first-class, certified mail, return receipt requested, postage pre-paid. If sent personally, notice shall be deemed delivered upon receipt. If sent by overnight express mail service, notice shall be deemed delivered 24 hours after delivery into the possession and control of the courier. If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal. If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address. Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

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10.7       Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. The Company may not voluntarily or involuntarily transfer, convey, or assign this Note, or any of its duties or obligations hereunder, without the Holder’s prior written consent, which may be withheld for any reason, or for no reason at all. As used herein, the term “Holder” shall mean and include the successors and permitted assigns of the Holder.

10.8       Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and accrued interest of, and liquidated damages (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct debt obligation of the Company.

10.9       Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

10.10       Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal Amount of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such as though no such law has been enacted.

10.11       Headings. The headings contained herein are for convenience only, do not constitute a part of this Note, and shall not be deemed to limit or affect any of the provisions hereof.

10.12       Governing Law; Venue. This Note is to be governed by and interpreted in accordance with the laws of the State of Delaware. Any legal action or proceeding with respect to this Note or any document related hereto shall be brought in the Jefferson County, Colorado Circuit Court or any court of the United States of America for the District of Colorado, and, by execution and delivery of this Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts.

[The remainder of this page left intentionally blank. Signature page immediately follows.]

Term Sheet (Helix TCS)	21

The Company has caused this Note to be signed in its name and executed as a sealed instrument as of the date first written above.

HELIX TCS, INC.

By:
Name:
	Title:	Chief Executive Officer

Signature page to Convertible Promissory Note

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